AMENDED EXECUTIVE EMPLOYMENT AGREEMENT


     THIS AGREEMENT, effective June 1, 1993, as amended March 11, 1994, is made and entered into by and between PRECISION STANDARD, INC. (the "Company"), a Colorado corporation with offices at One Pemco Plaza, P. O. Box 1808, Birmingham, Alabama, and MATTHEW L. GOLD ("Employee").

                           WITNESSETH:

     WHEREAS Company has employed Employee as its President and Chief Executive Officer since 1986 and strongly desires to continue such employment in the future, and

     WHEREAS, Employee is willing to enter into a multi-year employment agreement to ensure the Company of continuity over the coming years and the diligent pursuit of the Company's long-term plans, and

     WHEREAS, the parties believe it is in their mutual interests that the terms and conditions of Employee's employment be put into a written employment agreement,

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

      I.  Employment.  The Company hereby employs Employee, and
Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     II. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement is for a period commencing June 1, 1993, and expiring May 31, 1998. On June 1 of each year after 1993, the term of this Agreement shall be automatically extended for an additional year without any further action on the part of the Company or Employee, unless the Company or Employee gives written notice more than ninety (90) days before May 31 of any such year of its or his intention not to extend the term of this Agreement.

    III. Duties. Employee is engaged as President, Chief Executive Officer and Chairman of the Board to have complete responsibility for the management of the operations of the Company, and shall have full authority and responsibility, subject only to the general direction and control of the Company's Board of Directors, for formulating policies and administering the operations of the Company in all respects. His power shall include authority to hire and fire personnel of the Company and its subsidiaries and to retain consultants when he deems necessary to implement the Company's policies. Employee may also serve, at his discretion, as President and Chief Executive Officer of one or more of any subsidiary corporations or divisions of the Company and to carry out the same responsibilities and duties for each such corporation as set forth above. If elected by the Shareholders, Employee is also expected to serve as Chairman of the Board of Directors of the Company and, if Employee so chooses, of its subsidiary companies. If Employee is elected a Director of the Company during the term of this Agreement, Employee shall serve in such capacity with whatever additional compensation is paid to Directors generally.

     IV. Extent of Services. Employee shall faithfully, industriously, and to the best of his ability, experience, and talents perform all of the duties that may be required of and from him pursuant to this Agreement. Nothing herein shall be construed as preventing Employee from (a) investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the other companies in which such investments are made or (b) serving as a director, advisor, or consultant to another company, provided, however, that such investments or services may not be provided to, or in connection with a business which is in competition with the Company.

      V.  Compensation and Employee Benefits.

          A. Annual Base Salary. For all services rendered by Employee under this Agreement, the Company shall pay Employee an initial annual base salary of $440,000, payable in equal bimonthly installments. The amount of such base salary shall be determined at the beginning of each fiscal year by the Company's Board of Directors in its sole discretion on the basis of merit and the Company's financial success and progress, provided, however, that each succeeding annual base salary shall be increased by at least five percent (5%) over the previous annual base salary. The Board of Directors may at its sole discretion increase such annual base salary more than such guaranteed minimum increase.

          B. Bonus Compensation. Employee may receive quarterly and/or year-end bonuses as determined at the beginning of each fiscal year of the Company by the Company's Board of Directors in its sole discretion on the basis of merit and the Company's finan-cial success and progress. The Company's Board of Directors, or an authorized committee thereof, may also, as it has in the past, award Company stock options to Employee.

          C. Vacation. Employee shall be entitled to annual vacations in a manner commensurate with Employee's status as President and Chief Executive Officer.

          D. Employee Benefits. Employee shall be entitled to receive all of the rights, benefits, and privileges of a principal executive under any retirement, pension, profit-sharing, insurance, health and hospital, and other employee benefit plans which may be now in effect or hereafter adopted by the Company.

          E. Working Facilities. Employee shall be furnished with a private office, a personal secretary, and such other facilities and services suitable to Employee's position and adequate for the performance of the duties required by this Agreement.

          F. Expenses. Employee is authorized to incur reason-able expenses in connection with his responsibilities in conducting the business of the Company, including expenses for entertainment, travel, and similar items. The Company will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

     VI. Proprietary Interests of Company. Employee recognizes and acknowledges that (a) the business of the Company involves certain confidential and proprietary information as such may exist from time to time, and which are valuable, special, and unique assets of the Company's business and (b) Employee may, in the course of said employment, develop innovations, designs, and other work product. As a condition to employment of the Employee, the Company requires, and the Employee hereby agrees to enter into, a confidentiality agreement between the Company and its key employees, which agreement is incorporated herein by reference.

    VII. Noncompete. During the term of this Agreement and during any subsequent period wherein Employee is receiving any severance allowance or consulting fees from the Company, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which is similar to the type of business conducted by the Company and which conducts such business or sells its products within and to the same market as the Company's market at the time of the termination or expiration of this Agreement. In the event of Employee's actual or threatened breach of the provisions of this paragraph, the Company shall be entitled to an injunction restraining Employee therefrom. Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages, costs, and attorney fees.

          The foregoing agreement not to compete shall not be held invalid because of the scope of the territory or the actions restricted thereby, or the period of time within which such Agree-ment is operative; but any judgment by a court of competent jurisdiction may define the maximum territory and action subject to, and restricted by, this paragraph and the period of time during which such agreement is enforceable.

          Notwithstanding the foregoing, in the event of a Change of Control, as hereinafter defined, not recommended by a majority of the Board of the Company as constituted prior to the date of such Change of Control, this noncompete agreement shall terminate upon the Change of Control Date.

   VIII.  Termination of Employment.

          A.   Termination by Mutual Agreement.  The Company and
Employee may agree to terminate this Agreement on terms and conditions mutually acceptable to them as of the date of termination.

          B. Death. In the event of Employee's death, the Company shall pay to any beneficiary designated by Employee or, if no such beneficiary has been designated, to his estate, an amount equal to the then annual base salary for the greater of (a) two (2) years or (b) the remaining term of this Agreement without additional extensions, together with any bonuses which the Com-pany's Board of Directors shall determine in its sole discretion to be due and payable to Employee. If Employee's beneficiary or estate receives any proceeds from any life insurance policies paid for by the Company, the payments of annual base salary and bonuses shall be reduced by the amount of such proceeds from such life insurance policies.

          C. Disability. In the event Employee shall become disabled during the term of employment, Employee's annual base salary shall continue at the same rate that it was on the date of such disability. If such disability continues for twelve (12) or more consecutive months, the Company, at its option, may thereafter, upon written notice to Employee or Employee's personal representative, terminate the employment. If the Company terminates the employment because of disability, Employee shall receive the then annual base salary for the greater of (a) two (2) years or (b) the remaining term of this Agreement without additional extensions, together with any bonuses which the Company's Board of Directors shall determine in its sole discretion to be due and payable to Employee. If Employee receives any disability payments from any insurance policies paid for by the Company, the payments of annual base salary and bonuses shall be reduced by the amount of such disability payments received by Employee from such disability insurance policies.

          D. Voluntary or Involuntary Termination. Upon notice of any Voluntary or Involuntary Termination as defined herein, Employee, if requested by the Company, shall continue to render his services and shall be paid the then annual base salary up to the date of such Voluntary or Involuntary Termination, any bonuses which the Company's Board of Directors shall determine in its sole discretion to be due and payable to Employee, and the Severance Amount as provided herein. Employee must give the Company six (6) months prior written notice of any Voluntary Termination. The Company must give Employee one (1) year written notice of any Involuntary Termination.

          E. Definitions. All the terms defined in this Section shall have the meanings given below throughout this Agreement.

               1. "Change in Duties, Compensation, or Benefits" shall mean any one or more of the following:

                    a.   a significant change in the nature or
scope of Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

                    b.   a reduction in Employee's Annual Base
Salary from that provided to him immediately prior to the date on which a Change of Control occurs;

                    c. a diminution in Employee's eligibility to participate in bonus, stock option, incentive award and other benefit plans which provide opportunities for Employee to receive compensation from those applicable to him immediately prior to the date on which a Change of Control occurs;

                    d.   a diminution in Employee's benefits
(including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Employee from those applicable to him immediately prior to the date on which a Change of Control occurs;

                    e.   a change in the location of Employee's
principal place of employment by the Company (including its subsidiaries) by more than ten miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs; or

                    f. a reasonable determination by the Board of Directors of the Company that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the functions or duties attached to his position immediately prior to the date on which a Change of Control occurs.

               2. "Change of Control" shall be deemed to have occurred if:

                    a.   any "person," including a "group" as
determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Employee and his "affiliates" defined in the Exchange Act becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                    b. as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                    c. the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 60% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than affiliates of the Company within the meaning of the Exchange Act or any party to the merger or consolidation;

                    d. a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    e. the Company transfers all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

               3. "Disability" shall mean mental or physical illness or condition rendering Employee incapable of performing
Employee's normal duties with the Company.

               4. "Involuntary Termination" shall mean any termination except:

                    a.   Voluntary Termination;

                    b.   termination by mutual agreement; or

                    c.   any termination as a result of death,
disability, or normal retirement pursuant to a retirement plan to which Employee was subject prior to any Change of Control.

               5.   "Severance Amount" is equal to:

                    a.   in the case of an Involuntary Termination,
2.99 times (i) Employee's then Annual Base Salary plus (ii) the average bonus, if any, awarded to Employee by the Board of Directors for the three (3) preceding years (the "Average Bonus") payable in a lump sum or ratably over three (3) years, at the Company's option; and

                    b.   in the case of a Voluntary Termination,
1.0 times (i) Employee's then Annual Base Salary plus (ii) the
Average Bonus, payable in a lump sum or ratably over one (1) year, at the Company's option.

               6.   "Voluntary Termination" shall mean any
termination which results from a resignation by the Employee other than a resignation following a Change of Duties, Compensation, or Benefits as defined herein.

          F. Medical and Dental Benefits. If Employee's employment by the Company or any subsidiary or successor of the Company is terminated because of Disability, Voluntary Termination, or Involuntary Termination, then to the extent that Employee or any of Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any subsidiary) for active Employees immediately prior to the termination, the Company will provide Employee and those dependents with equivalent coverages until the later of Employee's death or the death of Employee's spouse, if any, at the time of Employee's death. The coverages may be procured directly by the Company (or any subsidiary, if appropriate) apart from, and outside of the terms of the plans themselves; provided that Employee and Employee's dependents comply with all of the conditions of the medical or dental plans. In consideration for these benefits, Employee must make contributions equal to those required from time to time from Employees for equivalent coverages under the medical or dental plans.

     IX. Section 162(m) Payment Deferral. If in any year the compensation payable to Employee exceeds the amount the Company can deduct as a compensation expense in such year is limited by
Section 162(m) of the Internal Revenue Code, then the Company may defer amounts otherwise payable in such year to the minimum extent necessary and for the minimum time necessary (not to exceed two years) to permit the Company to deduct such amounts as compensation expense in subsequent tax years. If deferral will not enable the Company to deduct such amounts in either of the two years following the year in which such amounts become payable, payment shall be made in the second year following the year such amounts become payable under this Agreement. Nothing in this Section shall permit the Company to reduce the amount payable to the Employee under this Agreement.

      X. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail to Employee's residence in the case of Employee or to its principal office in the case of the Company.

     XI. Waiver. The waiver of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement. No waiver shall be valid unless in writing and executed by the party to be charged therewith.

    XII. Severability/Modification. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and, as severed and/or modified, this Agreement shall remain in full force and effect.

   XIII. Assignment. Except for a transfer by will or by the laws of descent or distribution, Employee's right to receive payments or benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

          Employee acknowledges that the services to be rendered under this Agreement are unique and personal. Accordingly, Employee may not assign such duties or obligations under this Agreement.

    XIV. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either (i) the person or entity acquiring the assets or a substantial portion of the assets shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement or (ii) the Company shall provide, through the establishment of a separate reserve, for the payment in full of all amounts which are or may reasonably be expected to become payable to Employee under this Agreement.

     XV. Entire Agreement. This instrument contains the entire agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other such agreements between the parties. It may not be amended except by an agreement in writing signed by both parties.

    XVI. Governing Law and Jurisdiction. This Agreement shall be interpreted, construed, and enforced under the laws of the State of Colorado. The courts and authorities of the State of Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date and year indicated below.

                                 PRECISION STANDARD, INC.



Date:  July 14, 1994             By: /s/Walter M. Moede
                                     Walter M. Moede
                                     Executive Vice President
                                     (Principal Financial Officer)

                                 EMPLOYEE:



Date:  July 15, 1994              /s/Matthew L. Gold
                                 Matthew L. Gold